CONFIDENTIAL

Privileged

SETTLEMENT & TECHNOLOGY ACCESS AGREEMENT

relating to

Biosuccinium™ Technology

between

Reverdia V.O.F.

and

BioAmber Inc.

Dated	14th December 2015

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

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14th December 2015

Contents

Clause Page

1	DEFINITIONS5
1.1	Definitions5
2	GRANT5
2.1	Non-Assert5
2.2	Access Rights6
2.3	Improvements6
2.4	Exclusion of Reverdia Yeast Strain7
3	REMUNERATION8
3.1	Initial payment8
3.2	Royalty9
3.3	Minimum Royalty9
3.4	Additional minimum Royalty9
4	PAYMENTS10
4.1	Payments10
4.2	Gross-up10
4.3	Audit11
5	INTELLECTUAL PROPERTY11
5.1	Enforcement11
6	REPRESENTATIONS AND WARRANTIES11
6.1	Warranties by Reverdia11
6.2	Warranties expressly not provided by Reverdia12
6.3	Warranties by BioAmber13
7	LIMITATION OF LIABILITY13
8	TERM AND TERMINATION14
8.1	Term14
8.2	Termination14
8.3	Termination by Reverdia15
8.4	Termination by BioAmber16
8.5	Effect of termination / survival17
9	CONFIDENTIALITY17
9.1	Confidential Information17
10	ASSIGNMENT18
10.1	Assignment by Reverdia18
10.2	Assignment by BioAmber18

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.2 / 25

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11	MISCELLANEOUS19
11.1	Future IP19
11.2	Further assurances20
11.3	Entire agreement20
11.4	Waiver20
11.5	Announcements20
11.6	Provisions concerning the Yeast Expert, the Independent Expert and the IP Expert21
11.7	Amendment21
11.8	Third party rights21
11.9	Costs21
11.10	Language21
11.11	Notices21
11.12	Invalidity23
11.13	Counterparts23
12	DISPUTE RESOLUTION23
12.1	Arbitration23
12.2	Equitable or injunctive relief24
13	GOVERNING LAW24

Schedules

Schedule 1	Definitions
Schedule 2	Patents
Schedule 3	Joint press release

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.3 / 25

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SETTLEMENT & TECHNOLOGY ACCESS AGREEMENT

THIS AGREEMENT IS MADE BETWEEN:

(1)

Reverdia V.O.F., a general partnership between DSM Succinic Acid B.V. and Roquette B.V., with its address at the Urmonderbaan 20H in Geleen, the Netherlands and trade Register number 54120551 ("Reverdia");

and

(2)

BioAmber Inc., a public company listed on the New York Stock Exchange NYSE Euronext under the symbol BIOA, having a corporate office located at 1250 Rene-Levesque West, Suite 4310, Montreal, Quebec, Canada H3B 4W8 ("BioAmber").

BACKGROUND:

(A)

Reverdia is a joint venture between DSM Succinic Acid B.V. ("DSM") and Roquette B.V. ("Roquette", DSM and Roquette together the “Parent Companies”), established for the production, marketing and sale of Biosuccinium™, bio-based succinic acid. Reverdia has developed, and is the exclusive licensee of an innovative yeast-based fermentation technology with low-Ph succinic acid production technology: the Biosuccinium™ Technology;

(B)

BioAmber is a sustainable chemicals company, manufacturing amongst others bio-based succinic acid. In 2013, BioAmber started construction of the Sarnia Commercial Plant, with a capacity of 30,000 metric ton. The facility is engineered to operate with a yeast-based technology, which has been exclusively licensed by BioAmber from Cargill;

(C)

BioAmber has indicated that it is not infringing the Patents on the Biosuccinium™ Technology and that it has freedom to operate with its own technology and the Cargill technology. However, BioAmber communicated an intention to file an opposition against  certain of the Patents;

(D)

BioAmber wishes to avoid eventual legal fees and uncertainty associated with possible litigation with Reverdia and desires to acquire access to the Biosuccinium™ Technology. To this end, the Parties entered into a binding Term Sheet on 2 June 2015. The terms and conditions are now set forth in this Agreement;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.4 / 25

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(E)	Reverdia further undertakes not to assert the Patents against BioAmber, BioAmber Subsidiaries or any third party using BioAmber Product, as further set forth in this Agreement;
(F)	For purposes of this Agreement, Reverdia will not provide any technical assistance to BioAmber or BioAmber Subsidiaries or share know-how with BioAmber or BioAmber Subsidiaries.

THE PARTIES AGREE AS FOLLOWS:

1	DEFINITIONS
1.1	Definitions

Certain terms used in this Agreement are defined in Schedule 1 (Definitions)

2	GRANT
2.1	Non-Assert
2.1.1

Subject to BioAmber's and BioAmber Subsidiaries’ full and unconditional compliance with its obligations under this Agreement and during the term of this Agreement, Reverdia undertakes that it shall not assert against any Person its rights under the Patents in respect of the manufacture, use, sale, import and/or export of BioAmber Products by BioAmber and BioAmber Subsidiaries.

2.1.2

Subject to BioAmber's and BioAmber Subsidiaries’ full and unconditional compliance with its obligations under this Agreement and during the term of this Agreement, Reverdia also undertakes that it shall not assert its rights under the Patents against any third party in respect of the use, resale, import and/or export of BioAmber Products, including derivative products in which such BioAmber Product has been incorporated or if such BioAmber Product has been mixed with other products.

2.1.3

To the extent that any of the Patents are not owned by Reverdia or Reverdia grants or has granted to one or more third parties the right to enforce any of the Patents or if any third party has otherwise the right to enforce any of the Patents, then Reverdia agrees to cause the owner of the Patents and all such third parties to also abide by the terms and conditions of the Non-Assert rights set out herein.

2.1.4

To the extent that BioAmber Subsidiaries benefit from this Agreement, BioAmber shall cause such BioAmber Subsidiaries to comply with the terms of this Agreement and a breach of the terms of this Agreement by such BioAmber Subsidiaries shall be considered a breach by BioAmber under this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.5 / 25

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2.2	Access Rights
2.2.1

To the extent needed for the manufacture and sale of BioAmber Products and not covered under the Non-Assert granted under Clause 2.1 and subject to the terms and conditions contained in this Agreement, Reverdia hereby grants BioAmber and BioAmber Subsidiaries and BioAmber hereby accepts, also on behalf of BioAmber Subsidiaries, from the Effective Date and during the Term, a non-exclusive, Royalty-bearing right, without the right to grant sub-licenses, to use the Biosuccinium™ Technology solely and strictly to manufacture, use, sell, import and/or export BioAmber Products in the Territory ("Access Rights").

2.2.2	For the avoidance of doubt, Reverdia shall not provide any technical assistance or share know-how with respect to the Biosuccinium™ Technology.
2.3	Improvements
2.3.1

With respect to improvements developed by BioAmber or BioAmber Subsidiaries to the Biosuccinium™ Technology, BioAmber and BioAmber Subsidiaries shall, at its sole discretion, either (i) keep such improvements as a trade secret or (ii) apply for a patent on such improvements, provided that BioAmber undertakes not to assert the patents on such improvements in respect of the manufacture, use, sale, import and/or export of Products by Reverdia, its Parent Companies, Affiliates of Reverdia and Parent Companies, licensees of the Biosuccinium™ Technology, any toll or contract manufacturers of the preceding Persons and against any third party in respect of the use, resale, import and/or export of Products from Reverdia, its Parent Companies, Affiliates of Reverdia and Parent Companies, and licensees of the Biosuccinium™ Technology and any toll or contract manufacturers of the preceding Persons.

2.3.2

To the extent needed for the manufacture and sale of Products and not covered under the non-assert granted under Clause 2.3.1 and subject to the terms and conditions contained in this Agreement, Reverdia shall be granted a non-exclusive, royalty-free license to use and apply such patent to manufacture, have manufactured and sell Products, with the right to sublicense to its Parent Companies, Affiliates of Reverdia and Parent Companies, licensees of the Biosuccinium™ Technology and any toll or contract manufacturers of the preceding Persons (but only, in this case, as part of Reverdia’s license package). BioAmber hereby grants, and Reverdia hereby accepts, such license with respect to BioAmber's patented improvements to the Biosuccinium™ Technology. Such licenses shall become effective as of the respective dates of the grant of the relevant Patent(s) of the Biosuccinium™ Technology for such BioAmber’s patented improvements.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.6 / 25

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2.3.3

To the extent that any of such patents as referred to in Clause 2.3.1 and Clause 2.3.2 are not owned by BioAmber but by any BioAmber Subsidiary, then BioAmber agrees to cause the BioAmber Subsidiary to also abide by the terms and conditions of Clause 2.3.1 and Clause 2.3.2 and other related provisions under this Agreement.

2.3.4

Nothing in this Agreement shall be interpreted as giving Reverdia the right to license or practice any improvements developed by BioAmber or BioAmber Subsidiaries separately from the BioSuccinium™ Technology.

2.4	Exclusion of Reverdia Yeast Strain
2.4.1

BioAmber and BioAmber Subsidiaries shall not have the right under this Agreement to use a Reverdia Yeast Strain for the production of BioAmber Products (the “Excluded Right”); provided that the Excluded Right shall not be applicable (i) to any yeast strain for the manufacture of Products that may be developed and/or used, from time to time, including through contract research or other collaboration with third parties, by BioAmber and/or by BioAmber Subsidiaries, without having had access to a Reverdia Yeast Strain, and (ii) in the event that Reverdia has voluntary, directly or indirectly, provided BioAmber and/or any BioAmber Subsidiary, with any information related to any Reverdia Yeast Strain. The voluntary indirect provision of any information related to any Reverdia Yeast Strain by Reverdia to BioAmber and/or any BioAmber Subsidiary requires for the Excluded Right not to be applicable that Reverdia is aware that BioAmber and/or any BioAmber Subsidiary will receive that information.

2.4.2	If Reverdia suspects that BioAmber or BioAmber Subsidiaries, or both are in breach of the Excluded Right, Reverdia may notify BioAmber of that circumstance.
2.4.3

In such notice or at any time afterwards by a separate notice, Reverdia is entitled to require that an independent expert be jointly designated by and mutually acceptable to both Parties, in order to determine if, at the date of Reverdia’s notice, BioAmber or BioAmber Subsidiaries, or both, are in breach of the Excluded Right.

2.4.4

The independent expert for this mission shall be an expert in the field of microbial genomic sequencing with at least 15 (fifteen) years of experience, capable of evaluating BioAmber’s records and data to determine whether the yeast strain being used by Bioamber and/or BioAmber subsidiaries was independently developed by BioAmber (the “Yeast Expert”).  The Yeast Expert will have to be bound by a customary Non-Disclosure Agreement restricting the disclosure (including to the other Party) of any confidential information disclosed by each Party for a period of at least 10 (ten) years.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.7 / 25

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2.4.5

Reverdia shall provide the Yeast Expert with evidence of the qualification as a Reverdia Yeast Strain of the strain or strains that Reverdia considers that BioAmber or BioAmber Subsidiaries, or both, are using in breach of the Excluded Right.

2.4.6

BioAmber or BioAmber Subsidiaries shall provide the Yeast Expert with information about the strain or strains that BioAmber or BioAmber Subsidiaries or both are using in the Commercial Plants and how such strain(s) were developed.  The Parties shall facilitate the access of the Yeast Expert to the Commercial Plants or the Library as needed in connection with this mission.

2.4.7

The Yeast Expert shall render a binding decision concerning whether BioAmber or BioAmber Subsidiaries or both are in breach of the Excluded Right or not, based solely on the information provided by the Parties in accordance with this Clause 2.4.

2.4.8	The Parties shall deploy their best efforts in order to facilitate that the Yeast Expert renders his decision within 90 (ninety) days following the date of Reverdia's notice.
2.4.9

Regardless of other remedies which may be available to Reverdia under this Agreement or the applicable law, in the event that the Yeast Expert concludes that BioAmber or BioAmber Subsidiaries or both are in breach of the Excluded Right, (i) BioAmber or BioAmber Subsidiaries as applicable shall stop using the Reverdia Yeast Strain for the production of BioAmber Products within 10 (ten) days from the date of the decision of the Yeast Expert and BioAmber shall pay the costs of engaging the Yeast Expert.

2.4.10	In the event that the Yeast Expert concludes neither BioAmber nor any BioAmber Subsidiaries are in breach of the Excluded Right, Reverdia shall pay the costs of engaging the Yeast Expert.
3	REMUNERATION
3.1	Initial payment
3.1.1

In consideration for the Non-Assert and Access Rights granted under this Agreement, BioAmber shall pay Reverdia a non-refundable fee of USD 2,000,000 (two million US dollars), to be paid in two instalments. The first instalment in the amount of USD 1,000,000 (one million US dollars) shall be paid within 5 (five) days of the Effective Date of this Agreement. The second instalment in the amount of USD 1,000,000 (one million US dollars) shall be paid at the latest on 29 February 2016.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.8 / 25

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3.2	Royalty
3.2.1

BioAmber shall pay a Royalty of USD [***] ([***] US dollars) per metric ton of BioAmber Product (i) produced and subsequently sold or (ii) produced and then converted in derivative products, including but not limited to 1,4-butanediol or tetrahydrofuran.

3.3	Minimum Royalty
3.3.1	Upon the start of commercial operations in the Sarnia Commercial Plant, the annual minimum Royalty payable shall be USD [***] US dollars).
3.3.2

In the event that the amount of Royalties paid to Reverdia pursuant to Clause 3.2.1 shall be less than the applicable annual minimum Royalty pursuant to  Clauses 3.3.1, 3.3.3 and 3.4.1, BioAmber hereby agrees to pay Reverdia the difference between the applicable minimum Royalty per year and the amount of Royalties paid to Reverdia in that year pursuant to Clause 3.2.1. Such payment shall be made within 30 (thirty) days after the end of the year for which the difference is due.

3.3.3

BioAmber announced that a second Commercial Plant shall be built in North America. Upon the start of commercial operation at such second Commercial Plant, with a planned capacity of 200,000 metric ton, the annual minimum Royalty mentioned in Clause 3.3.1 shall be increased to USD [***] US dollars). Should such second Commercial Plant have a reduced or increased nameplate capacity, the Parties agree to reduce or increase the annual minimum Royalty proportionately. For example, if the capacity of the second Commercial Plant is finally 100,000 metric ton, the annual minimum Royalty mentioned in Clause 3.3.1 shall be increased to USD [***]. Furthermore, if the capacity of the second Commercial Plant is finally 300,000 metric ton, the annual minimum Royalty mentioned in Clause 3.3.1 shall be increased to USD [***].

3.4	Additional minimum Royalty
3.4.1

Upon the start of commercial operations in any subsequent Commercial Plant, BioAmber shall pay an additional minimum Royalty equal to [***]% ([***]) of the Royalties that Reverdia would be entitled to receive if the full capacity of such Commercial Plant would be realized. This shall be in addition to the annual minimum Royalty for the Sarnia Commercial Plant and the second Commercial Plant pursuant to Clause 3.3.3. For example, if the capacity of a third Commercial Plant is 170,000 metric ton, the additional annual minimum Royalty for such Commercial Plant shall be USD [***] US dollars). In that situation, the total annual amount of minimum Royalties due would thus be USD [***] US dollars).

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.9 / 25

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4	PAYMENTS
4.1	Payments
4.1.1	Payments pursuant to this Agreement shall be in US dollars.
4.1.2

BioAmber will keep complete and accurate accounts of all BioAmber Products i) produced and subsequently sold, and ii) produced and then converted by BioAmber or a BioAmber Subsidiary into derivative products. BioAmber shall provide Reverdia with a quarterly report within 30 (thirty) days of the end of each quarter ending on March 31, June 30, September 30 and December 31 of each year, showing the metric ton of BioAmber Product produced and either sold or converted into derivative products and a calculation of the Royalties due for that period. After receipt of such reports, Reverdia will send quarterly invoices to BioAmber based on these calculations.

4.1.3	Unless stated otherwise in this Agreement, any payments due pursuant to this Agreement, shall become due and payable 30 (thirty) days from the date of the invoice.
4.1.4	Payments shall be made to bank account number [***] of RBS Amsterdam Netherlands ([***]) in the name of Reverdia VOF with reference to this Agreement.
4.1.5

If BioAmber fails to pay on the due date any amount which is payable under this Agreement, then that amount shall bear interest compounded daily from the due date until payment is made in full at an annual interest rate equal to an annual rate of [***] percentage points above the 6 (six) month Euribor on the date payment was due, with such interest accruing from the date the payment was originally due, and any late payment pursuant to this section shall be credited first to interest and then to any outstanding fees. In addition, Reverdia may terminate this Agreement in accordance with Clause 8.3.2.

4.2	Gross-up
4.2.1

BioAmber shall make all payments under this Agreement without any deduction or withholding for or on account of taxes, unless such a deduction or withholding is required by law. If any deductions or withholdings are required by any laws to be made from any of the sums payable by BioAmber under this Agreement, BioAmber shall pay such additional amount as will, after the deduction or withholding has been made, leave Reverdia with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.10 / 25

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4.3	Audit
4.3.1

Reverdia shall have the right once per year to have the financial and manufacturing data, including the inventory of unsold or unconverted BioAmber Product, underlying BioAmber's quarterly reports (as referred to in Clause 4.1.2) reviewed or audited by an independent certified accountant, appointed by and at the cost of Reverdia, in order to determine the correctness of BioAmber’s quarterly reports and the payments due to Reverdia.  Reverdia is entitled to elect to exercise its audit right under this clause for all or part of the most recent 5 (five) years counted from the date of notice by Reverdia within the Term. Reverdia cannot request to audit the data corresponding to a year which has been already been subject to a previous audit.

4.3.2

In the event that any audit reveals a discrepancy, BioAmber shall immediately pay Reverdia the Royalties due. If the discrepancy amounts to [***] or more to the detriment of Reverdia, BioAmber shall immediately pay Reverdia the Royalties due, plus interest at an annual rate of [***] percentage points above the 6 (six) month Euribor at that date of the discrepancy and BioAmber will reimburse Reverdia for the costs of that audit.

4.3.3	BioAmber shall keep the relevant financial and manufacturing data underlying BioAmber’s quarterly reports available to audit by Reverdia pursuant to this Agreement for the last 5 (five) years.
5	INTELLECTUAL PROPERTY
5.1	Enforcement
5.1.1

Reverdia and its Related Persons shall have the right, at their sole and absolute discretion, to enforce the Patents, subject to the Non-Assert rights granted pursuant to this Agreement. BioAmber or BioAmber Subsidiaries shall have no right to instigate any suit or action for infringement of the Biosuccinium™ Technology, nor to defend any suit or action which challenges or relates to the validity or enforceability of any such Biosuccinium™ Technology.

6	REPRESENTATIONS AND WARRANTIES
6.1	Warranties by Reverdia

Reverdia hereby represents and warrants to BioAmber:

6.1.1

Reverdia is a validly existing company in good standing under the laws of its jurisdiction of incorporation and has full power, right and authority to enter into and carry out its obligations under this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.11 / 25

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6.1.2

Reverdia is the exclusive licensee of the Biosuccinium™ Technology, owned by its Related Persons, or otherwise to the best of Reverdia's knowledge has valid and sufficient rights to the Biosuccinium™ Technology.

6.1.3

This Agreement constitutes a valid and binding obligation of Reverdia, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

6.1.4

There is no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or, to Reverdia's knowledge, threatened against or relating to Reverdia and the owners of the Patents which, in each case, could prevent it from carrying out its obligations under this Agreement; more particularly, as of the Effective Date, there are no infringement claims made against Reverdia, its Parent Companies or their Affiliates by third parties concerning the Patents. The scope of this representation does not include any oppositions or challenges to the Patents within the patent prosecution procedures, including any appeals or reviews allowed or arising under such procedures.

6.1.5

In case of a breach of these warranties, Reverdia is fully liable towards BioAmber for any and all direct reasonable and foreseeable damages, with the exclusion of indirect or consequential damages to BioAmber and/or BioAmber Subsidiaries will suffer or have suffered as a result of or in connection with the breach.

6.2	Warranties expressly not provided by Reverdia
6.2.1

No explicit or implicit warranties are made by Reverdia that the Patents on the Biosuccinium™ Technology to which BioAmber has been granted Non-Assert and Access Rights under this Agreement, will be granted, maintained in effect or prosecuted, and that the inventions disclosed in the Patents are susceptible of viable, practical, fit for a particular purpose, safe or reliable application.

6.2.2

No explicit or implicit warranties are made by Reverdia that the BioAmber Products or its manufacturing do not infringe the intellectual property rights of third parties. Any and all implied warranties of non-infringement are disclaimed to the fullest extent permitted by law.

6.3	Warranties by BioAmber

BioAmber hereby represents and warrants to Reverdia:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.12 / 25

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6.3.1

BioAmber is a validly existing company in good standing under the laws of its jurisdiction of incorporation and has full power, right and authority to enter into and carry out its obligations under this Agreement

6.3.2

This Agreement constitutes a valid and binding obligation of BioAmber, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by the principles governing the availability of equitable remedies.

6.3.3

There is no action, suit, dispute or governmental, administrative, arbitration or regulatory proceeding pending or, to BioAmber's knowledge, threatened against or relating to BioAmber which, in each case, could prevent it from carrying out its obligations under this Agreement.

6.3.4

In case of a breach of these warranties, BioAmber is fully liable towards Reverdia for any and all direct reasonable and foreseeable damages, with the exclusion of indirect or consequential damages Reverdia, its Parent Companies and/or any of their Affiliates will suffer or have suffered as a result of or in connection with the breach.

7	LIMITATION OF LIABILITY
7.1.1

BioAmber agrees that it will exercise the Access Rights granted by Reverdia under this Agreement entirely at its own risk and that Reverdia shall not be liable, on whatever ground, for damages and consequences suffered by BioAmber and/or BioAmber Subsidiaries or any third party arising out or incident to the granting of the Access Rights by Reverdia or the exercise by BioAmber and/or BioAmber Subsidiaries of such Access Rights.

7.1.2

Except for the case of gross negligence and wilful misconduct, Reverdia's aggregate liability on whatever ground, for damage suffered by BioAmber and/or BioAmber Subsidiaries or any other party, as a result of or in connection with this Agreement shall be limited to [***] of the applicable annual minimum Royalty according to Clause 3.3 (Minimum Royalty) and Clause 3.4 (Additional minimum Royalty) to be paid by BioAmber in the respective year, for the total damage suffered in the respective year. The Parties agree that it would be considered a case of gross negligence and wilful misconduct that, provided BioAmber's and BioAmber Subsidiaries' full and unconditional compliance with its obligations under this Agreement and during the term of this Agreement, (i) Reverdia asserts its rights under the Patents against BioAmber and BioAmber Subsidiaries or (ii) Reverdia continues on asserting its rights under the Patents against any third party in respect of the use, resale, import and/or export of BioAmber Products, including derivative products in which such BioAmber Product has been

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.13 / 25

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incorporated or if such BioAmber Product has been mixed with other products, after a reasonable time has passed since BioAmber has provided documented and sufficient evidence that such third party benefits from the Non Assert.

7.1.3

Except as specifically set forth in this Agreement, and without limiting the generality of the disclaimers in this Agreement, the BioSuccinium™ Technology to which BioAmber has been granted a Non-Assert and Access Rights is provided on an "as is" basis and Reverdia does not make any representations or warranties, express or implied, with respect thereto. In particular Reverdia does not make any representation or warranties (i) of commercial utility, (ii) merchantability or fitness for a particular purpose or (iii) non-infringement of any patent, know-how, copyright, trademark or other proprietary rights of any third party.

8	TERM AND TERMINATION
8.1	Term
8.1.1

This Agreement shall be effective as from the Effective Date. Unless the Agreement – and thus also the Access Rights to the BioSuccinium™ Technology – is terminated earlier in accordance with Clause 8.2 (Termination), 8.3 (Termination by Reverdia) or 8.4 (Termination by BioAmber), this Agreement shall remain in force until the earlier of (i) the date where the last of the Patents will expire, be abandoned or revoked, and (ii) the date where BioAmber and BioAmber Subsidiaries will no longer have any Commercial Plants in operation.

8.2	Termination
8.2.1

If either Party defaults in the performance of, or fails to be in compliance with, any material condition or covenant of this Agreement and any such default or non-compliance shall not have been remedied within 30 (thirty) days after receipt by the defaulting Party of a written notice thereof from the other Party, the Party not in default may forthwith terminate this agreement at its option by subsequent written notice to the defaulting Party. Clauses 2.1, 2.2, 2.3, 2.4, 6.1, 6.3, 9 and 11.1 are inter alia considered material conditions in this respect.

8.2.2	This Agreement shall terminate automatically, at one Party’s option, if the other Party:
(i)	is declared bankrupt, on a permanent and irrevocable basis, or is subject to any other similar permanent and irrevocable insolvency situation;
(ii)	has, wholly or partly, lost the free management or disposal of its property in any other way, and such situation is irrevocable; or

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.14 / 25

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(iii)

offers its creditors a composition outside a bankruptcy, suspension of payments or any other similar regulation, which has not been completed, dismissed or terminated within 90 (ninety) days of the date of the filing of such procedure.

8.3	Termination by Reverdia
8.3.1	Reverdia may terminate this Agreement, effective immediately upon written notice by Reverdia to BioAmber, if BioAmber or BioAmber Subsidiaries:
(i)	uses the Reverdia Yeast Strain;
(ii)

is, either directly or by inducing a third party, involved in the contesting of the validity or enforceability of the BioSuccinium™ Technology, the institution of legal proceedings or the undertaking of any other legal or extra-judicial action against Reverdia or any of its Related Persons with the purpose to claim against one or more of the Patents or to invalidate the Patents; or

(iii)

initiates an action against Reverdia, its Parent Companies, Affiliates of Reverdia or its Parent Companies, licensees of the BioSuccinium™ Technology or against any third party in respect of the manufacture, use, sale, import and/or export of Products from Reverdia, its Parent Companies, Affiliates of Reverdia and Parent Companies, licensees of the Biosuccinium™ Technology and any toll or contract manufacturers of the preceding Persons for infringement of patents or patent applications published on or before the Effective Date and solely owned by BioAmber or BioAmber Subsidiaries or jointly by both, that relate to the manufacture, sale or use of Product.

(iv)

initiates an action or induces a third party to initiate an action against Reverdia, its Parent Companies, Affiliates of Reverdia or its Parent Companies, licensees of the BioSuccinium™ Technology or against any third party in respect of the manufacture, use, sale, import and/or export of Products from Reverdia, its Parent Companies, Affiliates of Reverdia and Parent Companies, licensees of the Biosuccinium™ Technology and any toll or contract manufacturers of the preceding Persons for infringement of patents or patent applications published on or before the Effective Date which are owned by that third party and licensed to BioAmber or BioAmber Subsidiaries.

8.3.2	Reverdia may terminate this Agreement in case of non-payment of Royalties due hereunder by BioAmber to Reverdia, if such non-payment shall not have been

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remedied in full within 60 (sixty) days after receipt by BioAmber of a written notice thereof from Reverdia.
8.4	Termination by BioAmber
8.4.1

BioAmber may terminate this Agreement, at its sole discretion, upon 6 (six) months prior written notice by BioAmber to Reverdia, provided that no termination of this Agreement shall occur during the first 3 (three) years following the Effective Date of this Agreement.

8.4.2

Once BioAmber has provided Reverdia with its notice of termination, Reverdia may require by written notice that a single independent third party be jointly designated by and mutually acceptable to both Parties, in order to determine if, at the date of BioAmber's notice of termination, BioAmber's bio-succinic technology, as practiced at the time of such notice, does or does not infringe the BioSuccinium™ Technology, as existing at that time of such notice (the "Independent Expert").

8.4.3	The Independent Expert shall be a patent attorney, with at least 15 (fifteen) years of experience and be a recognized expert in the subject-matter under review.
8.4.4

The Independent Expert shall render a binding decision, based solely on the BioSuccinium™ Technology as existing at the time of the notice of termination, and a detailed confidential description of the bio-succinic technology in use by BioAmber at the time of the date of such notice and an inspection by the Independent Expert to the Commercial Plants. Such detailed confidential description shall not be shared by the Independent Expert with Reverdia, the Parent Companies, Affiliates of Reverdia or the Parent Companies or any third parties. BioAmber shall also facilitate the Independent Expert access to the Commercial Plants as needed in connection with this mission.

8.4.5	The Parties shall deploy their best efforts in order to facilitate that the Independent Expert renders his decision within 90 (ninety) days following the date of BioAmber's notice of termination.
8.4.6	The costs of engaging the Independent Expert shall be borne equally by the Parties.
8.4.7

In the event that the Independent Expert, solely based on the information specified in Clause 8.4.4, concludes that the bio-succinic technology used by BioAmber infringes Reverdia's BioSuccinium™ Technology, Reverdia's sole recourses shall be (i) to require that this Agreement be maintained "as is" and will not be terminated; (ii) that BioAmber bears the costs of engaging the Independent Expert; and (iii) that BioAmber shall not be entitled to exercise the

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right to termination pursuant to Clause 8.4.1 for a period of 12 (twelve) months following the date of the Independent Expert’s decision.
8.4.8

In the event that the Independent Expert, solely based on the information specified in Clause 8.4.4, concludes that the bio-succinic technology used by BioAmber does not infringe Reverdia's BioSuccinium™ Technology, the termination of the Agreement shall be effective as of the date against which notice of termination has been sent by BioAmber in accordance with Clause 8.4.1.

8.5	Effect of termination / survival
8.5.1

Unless expressly provided to the contrary, the following provisions shall survive the expiration or termination of this Agreement: Clause 2.3.1 (Improvements) (for clarity, the license granted pursuant to Clause 2.3.2 will not survive the expiration or termination of this Agreement), Clause 6 (REPRESENTATIONS AND WARRANTIES), Clause 7 (LIMITATION OF LIABILITY) and Clause 9 (CONFIDENTIALITY) hereof as well as those rights and/or obligations, which by their intent or meaning have validity beyond the termination of this Agreement.

8.5.2

Following the expiration or termination of this Agreement, BioAmber will provide Reverdia within 30 (thirty) days with a final report, showing the metric ton of BioaAmber Product produced and (i) either sold or converted into derivative products or (ii) kept in inventory as of the expiration or termination date without being sold or converted, and calculation of the Royalties due up to the date of expiration or termination concerning (i) and (ii). Reverdia will send a final invoice concerning this final report.

9	CONFIDENTIALITY
9.1	Confidential Information
9.1.1	Each Party undertakes:
(a)

to keep strictly confidential any and all Confidential Information of the other Party and not to make it available, in whole or in part, not to disclose, not to divulge, nor orally nor in writing nor in pictorial form nor electronically nor in whatsoever other form to any third party;

(b)	not to use, in whole or in part, any Confidential Information of the other Party for purposes other than the purposes of this Agreement;
9.1.2

Nothing in this Clause 9 (CONFIDENTIALITY) shall restrict or prohibit any announcement or disclosure required by statutory law or by any competent judicial or regulatory authority or by any competent securities exchange.

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9.1.3

Notwithstanding the preceding and the terms of the NDA, each Party may disclose the existence of this Agreement and its terms to its potential and existing investors, lenders and to its professional advisers (including those of its potential and existing investors and lenders) provided that the relevant Party has first obtained from the relevant Person(s) reasonable and customary confidentiality undertakings given the context of the disclosure.

10	ASSIGNMENT
10.1	Assignment by Reverdia
10.1.1

Reverdia shall be entitled to assign and transfer the Agreement without BioAmber's consent, provided that any assignee agrees to be bound by the terms and conditions of this Agreement and that BioAmber is notified of any such assignment within 30 (thirty) days after it has become effective.

10.2	Assignment by BioAmber
10.2.1	BioAmber shall not be entitled to assign or transfer this Agreement without Reverdia's prior written consent, which shall not be unreasonably withheld.
10.2.2

Notwithstanding Clause 10.2.1, BioAmber shall be entitled to assign and transfer this Agreement to any third party without Reverdia's consent in the event of a Change of Control, provided that any assignee agrees to be bound by the terms and conditions of this Agreement and, with respect to the second Commercial Plant, that such second Commercial Plant is located in North America as announced by BioAmber in February 2014.

10.2.3

Notwithstanding Clause 10.2.1, BioAmber shall also be entitled to transfer its rights, title and interest in and to the Agreement without consent from Reverdia upon a Change of Control of the Sarnia Commercial Plant and the second Commercial Plant, provided that in case of a Change of Control of the second Commercial Plant, that Commercial Plant is located in North America.

10.2.4

Notwithstanding Clause 10.2.1, BioAmber shall also be entitled to transfer its rights, title and interest in and to the Agreement without consent from Reverdia upon a Change of Control of a third Commercial Plant and a Change of Control of any subsequent Commercial Plant, BioAmber will pay Reverdia a one-time compensation of USD [***] US dollars) concurrent with each such sale.

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11	MISCELLANEOUS
11.1	Future IP
11.1.1

This Clause regulates the procedure agreed by the Parties in the event that the Parties or its respective Related Persons file a patent application or obtain a patent registration in the field of manufacturing Products including, without limitation, in respect of Reverdia improvements made by Reverdia and/or its Related Persons to the Patents but with the exclusion of improvements made by BioAmber or BioAmber Subsidiaries to the Patents which are regulated in Clause 2.3 (“New Patents”).

11.1.2

If a Party (the “Requesting Party”) (i) considers that the other Party or any of its Related Persons infringes the Requesting Party’s or any of its Related Person’s rights under a New Patent or (ii) is interested in obtaining rights under a New Patent from the other Party or any of its Related Persons, then the Requesting Party shall send to the other Party a notice requesting the application of the procedure set out in this Clause, giving particulars of which is the relevant case and the New Patent involved (the “Request”).

11.1.3

The Parties shall meet to discuss the Request within 30 (thirty) days from the date of notice of the Request. After such first meeting, the Parties shall use its reasonable efforts to further meet to discuss the Request as required.

11.1.4

If relevant to the Request, the Parties shall negotiate in good faith the terms and conditions of a license agreement or other relevant agreement in relation to the New Patent containing customary provision and economic terms consistent with market practices, with no obligation to reach an actual agreement.

11.1.5

If the Parties have not reached an agreement concerning the Request, in particular in relation to an eventual license agreement or other relevant agreement under the New Patent within 120 (one hundred twenty) days from the date of the Request, the Parties may agree to submit the open items of the Request or the eventual license agreement or other relevant agreement under the New Patent for advice by a single independent third party jointly designated by and mutually acceptable to both Parties (the “IP Expert”).

11.1.6	The IP Expert shall be a patent attorney with at least 15 (fifteen) years of experience, and be a recognized expert in the subject-matter under review.
11.1.7	The advice of IP Expert shall not be binding. The IP Expert shall provide its advice within 45 (forty five) days from its date of appointment by the Parties.
11.1.8	If within 60 (sixty) days since the date of advice of the IP Expert, the Parties have not reached an agreement concerning the Request, in particular have not

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executed the license agreement or other relevant agreement concerning the New Patent, then each Party and its Related Persons shall be entitled to exercise any rights they may have under or in connection with the relevant New Patent at their sole discretion.

11.2	Further assurances

Each Party shall from time to time execute and procure to be executed such documents and perform and procure to be performed such acts and things as may be reasonably required by each of them to give such other Party the full benefit of this Agreement.

11.3	Entire agreement

This Agreement contains the entire agreement between the Parties relating to the subject matter of this Agreement, to the exclusion of any terms implied by law which may be excluded by contract, and supersedes and replaces all previous written or oral agreements between the Parties in relation to the matters dealt with in this Agreement, including the Term Sheet dated 2 June 2015, but excluding the non-disclosure agreement dated 28 January 2015 (the “NDA”). Each Party hereby waives all of its rights under any license granted by the other Party prior to this Agreement.

11.4	Waiver

No waiver of any provision of this Agreement shall be effective unless in writing and signed by or on behalf of the Party entitled to make such waiver.

11.5	Announcements
11.5.1

No public announcement, circular or other public communication in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of either Party or their respective Affiliates, without the prior written approval of the other Party.

11.5.2

The Parties agree to release a joint public communication at the time of signing of this agreement. The jointly approved press release that meets the needs of both Parties is attached as Schedule 3 (Joint press release).

11.6	Provisions concerning the Yeast Expert, the Independent Expert and the IP Expert
11.6.1

For purposes of appointing any of the Experts, both Parties shall designate their own expert, who will jointly appoint the respective Expert which shall carry out the relevant mission under this Agreement.

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11.6.2	The Experts shall have no affiliation to any of the Parties or Related Persons.
11.6.3

Should the Parties or their own experts not be able to appoint the relevant Expert(s) within 1 (one) month of the date of relevant notice(s) pursuant to Clause 2.4.3 or Clause 8.4.2 or agreement of the Parties pursuant to Clause 11.1.5, either Party will be entitled either (i) to request the appointment of the relevant Expert(s) to an arbitral tribunal in accordance with Clause 12.1 (Arbitration) or (ii) to submit the whole dispute to an arbitral tribunal to be resolved in accordance with Clause 12.1 (Arbitration).

11.6.4	The Experts shall not share the Confidential Information received from one Party or its Related Persons while carrying out a mission under this Agreement with the other Party or its Related Persons.
11.7	Amendment

No amendment of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Parties.

11.8	Third party rights

Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their Affiliates, or their respective successors or permitted assigns, any benefits, rights or remedies.

11.9	Costs

Unless this Agreement provides otherwise, all costs which a Party has incurred or shall incur in preparing, concluding or performing this Agreement are for that Party's own account.

11.10	Language

All notices shall be in writing and in English.

11.11	Notices
11.11.1

Any notice and other communication between the Parties in connection with this Agreement (a "Notice") shall be in writing and shall be given and shall be deemed to have been duly given if written in the English language and:

(a)	delivered personally (Notice deemed given upon receipt);
(b)	delivered by registered post (Notice deemed given upon confirmation of receipt);
(c)	sent by an internationally recognised overnight courier service such as Federal Express (Notice deemed given upon receipt); or

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(d)	send by e-mail (so long as a receipt of such email is requested) (Notice deemed given upon confirmation of the requested receipt).

in each case with a copy by email, which copy shall not constitute a Notice.

11.11.2	Reverdia nominates the address referred to below as its place of residence at which Notices may be served for all matters in connection with this Agreement:

Reverdia V.O.F.

[***]

11.11.3	BioAmber nominates the address referred to below as its place of residence at which Notices may be served for all matters in connection with this Agreement:

BioAmber Inc.

Attn. Mr. Jean-François Huc, Chief Executive Officer

With a copy to Mr. Thomas Desbiens, General Counsel

1250 Rene-Levesque Blvd West, Suite 4310

Montreal, Quebec, Canada H3B 4W8

Fax: (514) 844-1414

Email: jf.huc@bio-amber.com

         tdesbiens@bio-amber.com

11.11.4	A Party may from time to time nominate a different place of residence or contact person by notifying the other Party of that new place of residence or contact person.
11.12	Invalidity

If any provision in this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under any applicable Law, then:

(i)	such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected; and
(ii)

the Parties shall use reasonable efforts to agree a replacement provision that is legal, valid and enforceable to achieve so far as possible the intended effect of the illegal, invalid or unenforceable provision.

11.13	Counterparts

This Agreement may be executed and entered into in any number of

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counterparts, all of which taken together shall constitute one and the same instrument.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by other electronic transmission of a manual signature (by pdf or other method that enables the recipient to reproduce a copy of the manual signature), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission in pdf format to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission in pdf as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

12	DISPUTE RESOLUTION
12.1	Arbitration
12.1.1

All disputes arising in connection with this Agreement, including disputes concerning the existence and validity thereof, shall be resolved by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce. In that connection, the following applies:

(a)	The arbitral tribunal shall comprise three arbitrators;
(b)	The place of arbitration shall be Amsterdam, the Netherlands;
(c)	The proceedings shall be conducted in the English language;
(d)	The tribunal shall decide in accordance with the rules of law;
(e)	The proceedings cannot be consolidated with other arbitration proceedings unless those proceedings are conducted exclusively between the Parties to this Agreement;
(f)	The International Chamber of Commerce may not have the arbitral judgment published.

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12.1.2

The sections under this Clause 12.1 (Arbitration) shall also apply to disputes arising in connection with agreements which are connected with this Agreement, unless the relevant agreement expressly provides otherwise.

12.2	Equitable or injunctive relief
12.2.1

Notwithstanding Clause 12.1 (Arbitration), in the event of a breach or an alleged breach by either Party of its obligations pursuant to this Agreement, claims for equitable or injunctive relief may be sought directly by the Parties through any courts having jurisdiction.

13	GOVERNING LAW

This Agreement and the documents to be entered into pursuant to it, save as expressly otherwise provided therein, shall be governed by and construed in accordance with the Laws of the Netherlands.

[SIGNATURES TO FOLLOW ON THE NEXT PAGE]

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THIS AGREEMENT HAS BEEN DULY SIGNED BY:

/s/Marcel Lubben	/s/Jo Kockelkoren
Reverdia V.O.F.	Reverdia V.O.F.
By: Marcel Lubben	By: Jo Kockelkoren
Title: General Manager	Title: Commercial Director
Date:	Date:

/s/Jean-François Huc
BioAmber Inc.
By: Jean-François Huc
Title: Chief Executive Officer
Date:

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Schedule 1	Definitions

"Affiliate" means with respect to any Person, another Person directly or indirectly Controlling, Controlled by, or under common Control with the first Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (i.e. whether now or in the future);

"Agreement" means this settlement and technology access agreement between Reverdia V.O.F. and BioAmber Inc;
"BioAmber Product" means any Product manufactured by BioAmber or BioAmber Subsidiaries in Commercial Plants owned or controlled by, and operated by BioAmber or BioAmber Subsidiaries;
"BioAmber Subsidiary" means another Person, directly or indirectly Controlled by BioAmber;
"Biosuccinium™ Technology" means certain technology necessary for obtaining bio-succinic acid by yeast strain based fermentation at low-pH, as described in the Patents;

"Change of Control" means in respect of BioAmber, the occurrence of any of the following events:

(a)an entity or group acquiring such ownership or control of BioAmber as to cause BioAmber to be an Affiliate of such entity or group where such entity or group previously did not have such ownership or control; or

(b)the sale of all or substantially all of the assets of BioAmber and/or the sale of all or substantially all of the assets of BioAmber with respect to one or more Commercial Plants;

"Commercial Plant" means a commercial plant suitable for the production of commercial quantities of BioAmber Products, owned or controlled by and operated by  BioAmber or BioAmber Subsidiaries, including the Sarnia Commercial Plant;

"Confidential Information" means any proprietary confidential information or material that is marked confidential or that could reasonably be regarded as confidential information or material, including but not limited to all technical, regulatory, marketing, financial, sales, customer and business information, know-how, data, trade secrets, formulae, drawings, processes and the Reverdia Yeast Strain;

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“Control” of a Person means the power, whether by voting, under the charter, by private agreement or arrangement, to conduct alone the affairs of another entity. The terms "Controls", "Controlling" and "Controlled" shall have corresponding meanings;

"Effective Date" shall mean the day of last signature of this Agreement;

“Excluded Right” has the meaning set forth in Clause 2.4 (Exclusion of Reverdia Yeast Strain).

“Experts” means the Yeast Expert, the Independent Expert and the IP Expert and “Expert” means any one of them or the relevant one of them, as the context requires.

"Independent Expert" has the meaning set forth in Clause 8.4 (Termination by BioAmber);

“IP Expert” has the meaning set forth in Clause 11.1 (Future IP);

“Library” means the general repository of microbial strains and cell banks located at the [***];

“New Patents” has the meaning set forth in Clause 11.1 (Future IP);

“Non-Assert” means the non-assert obligations undertaken by Reverdia pursuant to Clause 2.1 of this Agreement;

"Parties" means Reverdia and BioAmber and "Party" means any one of them or the relevant one of them, as the context requires;

“Parent Companies” has the meaning set forth in Whereas (A).

"Patents" means the patent registrations and applications of DSM IP Assets B.V. or Roquette Freres, S.A., or any of their Affiliates listed in Schedule 2 (Patents) and any patents which may be granted on the basis of or pursuant to any of these applications, including all national stage applications, continuations, continuations-in-part, divisionals, refilings, reissues, re-examinations, renewals,   term extension and term restorations thereof;

"Person" means an individual, a company or corporation, a partnership, a limited liability company, a trust, an association, a foundation or other legal entity or unincorporated organisation, including a governmental authority;

"Product" means bio-succinic acid;

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“Related Persons” means in respect of Reverdia its Parent Companies, the Affiliates of Reverdia and the Affiliates of its Parent Companies and in respect of BioAmber means BioAmber Subsidiaries;

“Reverdia Yeast Strain” means any yeast strain, (i) whether a recombinant or wild type, (ii) suitable for the manufacture of Products, (iii) owned either by Reverdia or by any of its Related Persons, (iv) characterized by the common identifier [***],  (v) not in the public domain, (vi) and which was deposited in the Library at the latest on 31st December 2015; or means any yeast strain derived from a yeast strain that meets the requirements (i) to (vi) herein.

“Royalty” means the variable compensation to be paid by BioAmber in further consideration for the Non-Assert and Access Rights granted under this Agreement;

"Sarnia Commercial Plant" means the commercial plant owned or controlled by BioAmber or BioAmber Subsidiaries located in Sarnia, Ontario, Canada, with an annual capacity of 30.000 metric ton, scheduled to begin commercial operations in 2015;

"Schedule" means a schedule to this Agreement;
“Term” has the meaning set forth in Clause 8.1.1.
"Territory" means the designated countries in which either patents have been granted or patent applications are pending with respect to the Biosuccinium™ Technology, as listed in Schedule 2 (Patents);

"Yeast Expert" has the meaning set forth in Clause 2.4 (Exclusion of Reverdia Yeast Strain).

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Schedule 2	Patents

[***]

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Schedule 3	Joint press release

The press release is yet to be agreed by the Parties and to be issued largely in line with the version mostly agreed and shared by BioAmber with Reverdia, dated Dec 3rd 2015.

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